Exhibit 99.1

Corporate Resource Services Acquires Assets of Integrated Consulting Group of New York

NEW YORK--(BUSINESS WIRE)--Corporate Resource Services, Inc. (OTC: CRRS.ob) (“CRS”) today announced that it completed its acquisition of the assets of Integrated Consulting Group of New York, LLC, which also conducts business as Impact Staffing (“ICGNY”), through a foreclosure sale pursuant to Article 9 of the Uniform Commercial Code. The purchase price for the assets of ICGNY included the repayment of outstanding obligations of ICGNY under its credit facility, the assumption of certain other liabilities, and the payment of a fixed percentage of gross sales over a five year period.  The effective date for the acquisition was December 14, 2010.

CRS acquired the assets of ICGNY through a newly formed, wholly owned subsidiary. In connection with the acquisition, the acquiring subsidiary entered into a new $4.2 million secured revolving credit facility and a $120,000 secured term loan facility.  The proceeds from these credit facilities were used to pay amounts due at the closing and will be used to finance the subsidiary’s working capital and may be used for the payment of certain other deferred closing obligations.

Based on the unaudited results for first nine months of 2010, ICGNY anticipates that its sales for 2010 will be in excess of $25 million. ICGNY has offices in New York, New Jersey, Pennsylvania and Illinois. The acquiring subsidiary will conduct business under the name Impact Staffing.

ICGNY specializes in temporary staffing in light industrial businesses predominantly in the Northeastern United States.  “We are very pleased to have the opportunity to expand our light industrial offerings through the acquisition of these assets and we look forward to continuing to grow in this area and adding value for our stockholders,” stated John P. Messina, Sr., President of CRS.

About Corporate Resource Services, Inc.

Through its four wholly-owned subsidiaries, Accountabilities, Corporate Resource Development, Insurance Overload Services and Integrated Consulting Group, Inc., Corporate Resource Services is a national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services, the insurance industry and clerical and administrative support.  The Company provides its services across a variety of industries and to a diverse range of clients ranging from sole proprietorships to Fortune 1000 companies.  The Company conducts all of its business in the United States through the operation of over approximately 50 staffing and recruiting offices.

SAFE HARBOR

Safe Harbor Disclaimer: This press release contains “forward-looking statements”. These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,"

“continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements, and all phases of our operations, are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, our ability to satisfy our working capital requirements; our ability to identify suitable acquisition candidates or investment opportunities; our ability to integrate any acquisitions made and fully realize the anticipated benefits of these acquisitions; successor liabilities that we may be subject to as a result of acquisitions; material employment related claims and costs as a result of the nature of our business; our ability to retain key management personnel; the financial difficulty of our clients, which may result in nonpayment of amounts owed to us; significant economic downturns resulting in reduced demand for our services; our ability to attract and retain qualified temporary personnel, who possess the skills and experience necessary to satisfy our clients and other risk factors as identified in our annual report on Form 10-K for the fiscal year ended September 30, 2009, and our other reports filed with the Securities and Exchange Commission, or SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results, levels of activity, performance or achievements and those of our industry may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by law, we undertake no obligation to update the forward-looking statements.  We refer to our Quarterly Report on Form 10Q for the quarter and nine months ended June 30, 2010 for additional information regarding the Company’s results of operations, balance sheet, liquidity and working capital and strategy.

CONTACT:

Corporate Resource Services, Inc.

Jay Schecter, 646-443-2380

jschecter@tristateemployment.com